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                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-116470


SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED JUNE 25, 2004
(TO PROSPECTUS DATED JUNE 24, 2004)


                                  $253,115,186
                                  (APPROXIMATE)


                                INDYMAC MBS, INC.
                                    DEPOSITOR


                           [INDYMAC BANK LOGO OMITTED]
                           SELLER AND MASTER SERVICER


                 RESIDENTIAL ASSET SECURITIZATION TRUST 2004-A4
                                     ISSUER


                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-D

                               ------------------

The Prospectus Supplement dated June 25, 2004 to the Prospectus dated June 24, 2004 with respect to the above captioned series of certificates is hereby amended as follows:

The ratings in the chart on page S-3 of the Prospectus Supplement are revised as follows:

                MOODY'S      S&P
CLASS           RATING      RATING                    TYPE
------------   ---------   --------   ------------------------------------------
Class A-1        Aaa         AAA      Senior/Planned Balance

Class A-2        Aaa         AAA      Senior/Planned Balance/Floating Rate

Class A-3        Aaa         AAA      Senior/Notional Amount/Interest Only/
                                      Inverse Floating Rate

Class A-4        Aaa         AAA      Senior/Planned Balance

Class A-5        Aaa         AAA      Senior/Planned Balance

Class A-6        Aaa         AAA      Senior/Planned Balance

Class A-7        Aaa         AAA      Senior/Planned Balance

Class A-8        Aaa         AAA      Senior/Planned Balance

Class A-9        Aaa         AAA      Senior/Planned Balance

Class A-10       Aaa         AAA      Senior/Targeted Balance/Accretion
                                      Directed

Class A-11       Aaa         AAA      Senior/Targeted Balance/Accrual

Class A-12       Aaa         AAA      Senior/Companion/Accretion Directed

Class A-13       Aaa         AAA      Senior/Floating Rate

Class A-14       Aaa         AAA      Senior/Notional Amount/Interest Only/
                                      Inverse Floating Rate

Class A-15       Aaa         AAA      Senior/NAS

Class PO         Aaa         AAA      Senior/Principal Only

Class A-X        Aaa         AAA      Senior/Notional Amount/Interest Only/
                                      Variable Rate

Class A-R        Aaa         AAA      Senior/Residual

Class B-1         *          AA       Subordinate

Class B-2         *           A       Subordinate

Class B-3         *          BBB      Subordinate

-----------
* Moody's has not been requested to rate these classes of certificates.


BEAR, STEARNS & CO. INC.                                    GOLDMAN, SACHS & CO.

                                 June 29, 2004